UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

Post Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2503 S. Hanley Road

St. Louis, Missouri 63144

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Post Holdings, Inc. (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information contained in Exhibit 99.1 and Exhibit 99.2, all of which information is incorporated by reference herein. The information contained in Exhibit 99.1 is excerpted from a preliminary offering memorandum that is being disseminated in connection with the Company’s private offering of $600 million in aggregate principal amount of senior notes due 2024 and $600 million in aggregate principal amount of senior notes due 2025. The information contained in Exhibit 99.2 contains slides from a presentation in connection with the offerings of senior notes and common stock announced on August 10, 2015.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the offered securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The information contained in this Item 7.01 and in the accompanying Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 10, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	SVP, General Counsel & Administration, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Excerpts from Preliminary Offering Memorandum

99.2	Investor Presentation dated August 2015

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